SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2009
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
     On July 28, 2009, ebookers Limited, a wholly-owned, indirect subsidiary of Orbitz Worldwide, Inc. (the “Company”), and Amadeus IT Group S.A. (“Amadeus”) entered into an amendment (the “Amendment”) to the Global Access Agreement, dated January 1, 2004 (the “Agreement”), extending the term of the Agreement to December 31, 2012. Under the Agreement, as amended, Amadeus provides certain of the Company’s ebookers websites with access to travel supplier content, including air, hotel and car reservation information. The Company receives incentive payments based on the number of reservation segments it processes annually through Amadeus.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Complimentary and Amendment Agreement, effective as of July 1, 2009, between Amadeus IT Group S.A. and ebookers Limited.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
July 30, 2009	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Complimentary and Amendment Agreement, effective as of July 1, 2009, between Amadeus IT Group S.A. and ebookers Limited.

4